AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2012

Registration No. 333-181817

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ORCHIDS PAPER PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2956944 (I.R.S. Employer Identification No.)

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Snyder

Chief Executive Officer

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Donald E. Figliulo, Esq.

Polsinelli Shughart PC

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

(312) 463-6311 (phone)

(312) 893-2164 (fax)

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered(1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.001 par value	-	-	-
Warrants	-	-	-
Units	-	-	-
Total	-	$50,000,000(3)	$5,730 (4)

(1)	We are registering hereunder such indeterminate number of shares of common stock, warrants and units as shall have an aggregate initial offering price not to exceed $50,000,000.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000. The securities registered hereunder may be sold separately or with other securities registered hereunder.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file an updated Exhibit 23.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the cover page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC Registration Fee	$5,730 (1)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Transfer Agent and Registrar Fees and Expenses	$(2)
Trustee Fees and Expenses	$(2)
Printing and Engraving Fees	$(2)
Rating Agency Fees and Expenses	$(2)
Stock Exchange Fees	$(2)
Miscellaneous	$(2)
Total	$(2)

(1) Paid upon the initial filing of this Registration Statement with the SEC on May 31, 2012.

(2) Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15. Indemnification Of Directors And Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.10 of our Bylaws makes mandatory that the Company will indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, Section 6.10 of our Bylaws allows, but does not make mandatory, that the Company indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

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Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Section 1 of Article Sixth of our Certificate of Incorporation includes such a provision stating that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director.

The indemnification provided for above provides for reimbursement of all losses of the indemnified party including, expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

In addition, the Delaware General Corporation Law and our Bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

The Registrant hereby undertakes the following:

(a)    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pryor, State of Oklahoma, on July 5, 2012.

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Keith R. Schroeder
Keith R. Schroeder
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 5, 2012.

SIGNATURE	CAPACITY

/s/ Keith R. Schroeder*	Chairman of the Board
Jay Shuster

/s/ Keith R. Schroeder*	Chief Executive Officer (Principal Executive Officer) and Director
Robert A. Snyder

/s/ Keith R. Schroeder*	Director
Gary P. Arnold

/s/ Keith R. Schroeder*	Director
Steven Berlin

/s/ Keith R. Schroeder*	Director
John G. Guttilla

/s/ Keith R. Schroeder*	Director
Douglas E. Hailey

/s/ Keith R. Schroeder*	Director
Jeff Schoen

/s/ Keith R. Schroeder	Chief Financial Officer (Principal Financial Officer and Principal
Keith R. Schroeder	Accounting Officer)

*	Signed by Keith R. Schroeder as attorney in fact pursuant to the Power of Attorney executed by the above-named directors and officers, which was filed on May 31, 2012 as an exhibit to the original filing of this Registration Statement on behalf of such directors and officers.

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EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of underwriting agreement with respect to common stock, warrants and/or units.

3.1	Amended and Restated Certificate of Incorporation of Orchids Paper Products Company dated April 14, 2005, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-124173) filed with the SEC on April 19, 2005.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated June 19, 2007, incorporated by reference to Exhibit 3.1.1 to the Registrant's Form 10-Q (File No. 001-32563) filed with the SEC on August 14, 2007.

3.3	Amended and Restated Bylaws of the Registrant effective April 14, 2005, incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-124173) filed with the SEC on April 19, 2005.

4.1*	Form of Warrant and/or Unit.

5.1**	Opinion of Polsinelli Shughart PC regarding the legality of the securities offered by this Registration Statement.

23.1	Consent of HoganTaylor LLP.

23.2**	Consent of Polsinelli Shughart PC (included in Exhibit 5.1).

24.1**	Powers of Attorney of directors and certain officers of Registrant.

*	Indicates document to be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference herein pursuant to a Current Report on Form 8-K or Form 10-Q in connection with an offering of securities.

**	Filed previously.

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